UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2026

Standard BioTools Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Milk Street, 10th Floor
Boston, Massachusetts 02109
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 30, 2026, Standard BioTools Inc. (the “Company”), filed a Current Report on Form 8-K (the “Original Report”) to report the completion of its previously announced sale of all of the equity interests of SomaLogic, Inc., Sengenics Corporation LLC and Sengenics Corporation Pte Ltd, pursuant to the terms of the Stock Purchase Agreement, dated as of June 22, 2025, by and between the Company and Illumina, Inc., a Delaware corporation.

This Amendment No. 1 to Current Report on Form 8-K/A amends the Original Report to include the pro forma financial information required under Item 9.01(b), which was excluded from the Original Report in reliance on the instructions to such Item.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024 giving effect to the disposition are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 9.01 by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Standard BioTools Inc. as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2026	STANDARD BIOTOOLS INC.

	By:	/s/ Alex Kim
	Name:	Alex Kim
	Title:	Chief Financial Officer